SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 1998
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                               EA Industries, Inc.
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             (Exact name of registrant as specified in its charter)


                                   New Jersey
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                 (State or other jurisdiction of incorporation)


           1-4680                                    21-0606484
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   (Commission File Number)                (IRS Employer Identification No.)


          185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989
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          (Address of principal executive offices, including zip code)


                                 (732) 229-1100
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                         (Registrant's telephone number)


                                       N/A
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         (Former name or former address, if changed since last report.)


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     Item 5. Other Events.

     Sale of certain assets of Tanon Manufacturing, Inc.

     On December 2, 1998, Tanon Manufacturing, Inc. ("Tanon"), the principal operating subsidiary of EA Industries, Inc. (the "Registrant") entered into an Agreement of Purchase and Sale pursuant to which Tanon (i) agreed to sell certain assets (the "Assets") and (ii) granted certain rights to acquire other assets (the "Rights") to Smartflex Systems, Inc. ("Smartflex"), a Delaware corporation or a nominee which would be a wholly-owned subsidiary. Smartflex is not related to the Registrant or Tanon. The Assets to be sold include (i) the right to provide services to all customers of Tanon (ii) all work-in-process inventory ("WIP") of Tanon at closing related to customers acquired by Smartflex, and (iii) such contractual rights as are specified by Smartflex. The Rights that were granted include the rights (i) to acquire equipment ("Equipment") leased or owned by Tanon for a purchase price equal to their fair market values and (ii) to purchase raw materials ("Raw Materials") in the inventory of Tanon for a ninety day period after closing at a price equal to sixty percent (60%) of the lesser (a) of the cost to Tanon of such inventory or
(b) its market value. The purchase price would be payable three million dollars ($3,000,000) at Closing, additional payments for the Equipment, the WIP Inventory and the Raw Materials acquired by Smartflex and with an additional payment of up to three million dollars ($3,000,000) if the revenues of the customers acquired by Smartflex exceed certain revenue targets in 1999. Tanon would retain its accounts receivable, which currently exceed $6.1 million, net of reserves, and would also retain any inventory or equipment which are not sold to Smartflex. These assets would be sold by Tanon and the net proceeds of the sale to Smartflex and the sale of such assets would be available to the creditors of Tanon. Completion of the sale is subject to completion of due diligence by Smartflex and other conditions.

     Tanon Bankruptcy

     In addition, on December 2, 1998, Tanon filed a voluntary proceeding (the "Bankruptcy Case") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "Court"). The sale to Smartflex of the Assets and Rights is subject to approval of the Court. The process of such approval includes a court approved bidding process. The filing by Tanon will include suggested bidding procedures and the payment of a break-up fee payable by the successful bidder if it is not Smartflex. These procedures and break-up fee are also subject to approval by the Court.

    Proceeds from Sale

    Tanon's primary credit facility is an asset based credit facility provided by IBJ Schroder Bank & Trust Company ("Schroder") ("Schroder Loan Facility") to Tanon and guaranteed by the Registrant. Advances under the Schroder Loan are secured by substantially all of the assets of Tanon and a guarantee by the Company. At December 2, 1998, approximately $4.6 million was outstanding under the Schroder Loan Facility. Schroder would be entitled to receive that amount out of the purchase price paid by Smartflex before other creditors with prepetition claims against Tanon were paid. The Registrant is currently a creditor of Tanon with an outstanding claim exceeding $15 million. Tanon currently owes approximately $21 million to its creditors in addition to the amounts owed by Tanon to the Registrant and Schroder and excluding possible claims by


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equipment lessors and the lessor's of the real property leased by Tanon based on future lease obligations. Payment of the Registrant's claim and the claims of other creditors are subject to approval of the Court.

     Sale of Methuen

     In addition, the Registrant sold to Smartflex substantially all of the assets of its business operations in Methuen, Massachusetts excluding cash and accounts receivable. These assets were used to provide contract manufacturing electronic assembly services, including the quick-turn, prototype and volume assembly and testing of a range of products at a facility in Methuen, Massachusetts (the "Methuen Division"). These assets were purchased from Tri-Star Technologies, Co., Inc., a Massachusetts corporation ("Tri-Star"). The purchase price paid by Smartflex for the Methuen Division was $2.5 million subject to adjustments based on the level of inventory on hand present at Closing, and to the net income and obligations of the Methuen Division as specified in the Agreement. The Registrant would retain the accounts receivable of the Methuen Division, which currently exceed $500,000, net of reserves, and would also retain all of the liabilities associated with that business. The Registrant intends to loan up to $500,000 of the sale proceeds to be used in the operations of Tanon during the Bankruptcy Case.

     The Plan

     The Registrant has also been attempting to sell its interest in Service Assembly, Inc. ("SAI") which it purchased in March 1998 for approximately $3.8 million. The Registrant proposes to sell SAI and to utilize the proceeds from such sale together with the proceeds from the sale of the Methuen Division and its other resources to commercialize the software products and services (the "Products") under development by its subsidiary, SupplyPoint Solutions, Inc. ("Plan"). The Registrant currently owes in excess of $15 million to various creditors, noteholders and debenture holders (collectively, the "Creditors"). Certain of the Creditors also hold a security interest in SAI and would be legally entitled to the net proceeds from its sale. The Registrant's ability to implement the Plan depends on its completing the sale of SAI at an adequate price, and on reaching agreements with the Creditors to restructure the terms of their loans to the Registrant. Such restructuring would likely result in dilution of current shareholders of the Registrant or elimination of their equity ownership. No assurance can be given that the Registrant will be successful in achieving any or all of such results. In addition, no assurance can be given that the Registrant may not voluntarily or involuntarily file a bankruptcy or liquidation petition or the effects on the shareholders or the Creditors.


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     Except for historical matters contained in this Report, statements made in this Report are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties which may affect the Company's business and prospects and cause actual results to differ materially from these forward-looking statements, including failure to close the sale to Smartflex, or consummation of such sale with lower sale proceeds, failure to sell SAI, or consummation of such sale with lower sale proceeds, failure to reach satisfactory agreements with the Creditors, failure to develop the Products in a timely manner, or increased costs to develop the Products, unsuccessful marketing of the Products, economic, competitive, technological, governmental, and other factors discussed in the Company's filings with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         EA Industries, Inc.
                                         Registrant


                                         By: /s/ Howard P. Kamins
                                             ----------------------------------
                                             Howard P. Kamins
Date: December 9, 1998                       Vice President and General Counsel